EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                               Percentage                  State of
                                                                  of                     Incorporation
     Parent                        Subsidiary                  Ownership                or Organization
     ------                        ----------                  ---------                ---------------
Indiana Federal                 Indiana Federal                   100%                    United States
 Corporation                     Bank for Savings

Indiana Federal                 IndFed Mortgage                   100%                     Indiana
 Corporation                     Company

Indiana Federal                 IFB Investment                    100%                     Indiana
 Corporation                     Services, Inc.

Indiana Federal                 IndFed Financial                  100%                     Indiana
 Bank for Savings                Services, Inc.


         The financial statements of the Registrant are consolidated with those of its subsidiaries.